Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
AbCellera Biologics Inc.

We consent to the use of:
•our report dated February 27, 2025 on the consolidated financial statements of AbCellera Biologics Inc. (“the Entity”) which comprise the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statements of income (loss) and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, the “consolidated financial statements”), and
•our report dated February 27, 2025 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2024 each of which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2024.
We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-251341, 333-263025, 333-269896, and 333-277192) on Form S-8.
/s/ KPMG LLP
Chartered Professional Accountants
February 27, 2025
Vancouver, Canada